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                                    FORM 8-K



                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549




                                 CURRENT REPORT



                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 21, 2000



                           DUSA PHARMACEUTICALS, INC.
             (Exact name of registrant as specified in its charter)



  NEW JERSEY                          0-19777                       22-3103129
(State or other                     (Commission                    (IRS Employer
jurisdiction of                     File Number)                  Identification
incorporation)                                                         Number)


                                 25 UPTON DRIVE
                         WILMINGTON, MASSACHUSETTS 01887
          (Address of principal executive offices, including ZIP code)

                                 (978) 657-7500
              (Registrant's telephone number, including area code)




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ITEM 5.  OTHER EVENTS.

         The Registrant, DUSA Pharmaceuticals, Inc. ("DUSA") reports that it has received fifteen million dollars ($15,000,000.00) from Schering AG ("Schering") in milestone and other payments, based upon the parties' Marketing, Development and Supply Agreement entered on November 22, 1999. The payments consist of a seven million dollar ($7,000,000.00) milestone, and an eight million dollar ($8,000,000.00) unrestricted research grant for use by DUSA at its discretion. These are the final payments related to DUSA's initial products, the LEVULAN(R) KERASTICK(R) 20% topical solution, and the BLU-U(TM) brand light device, for the treatment of non-hyperkeratotic actinic keratoses (AK's) of the face or scalp.

         As previously reported, DUSA will receive royalties and supply fees from Schering AG based upon the sales levels of the KERASTICK(R). DUSA retains responsibility for BLU-U(TM) leasing/renting to physicians, manufacturing, installation and maintenance, including revenues and costs generated by these activities.

         Except for historical information, this report and the exhibit contain certain forward-looking statements that involve known and unknown risk and uncertainties, which may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the statements made. These forward-looking statements relate to DUSA's receipt of royalties and supply fees from Schering AG, implications of receipt of revenues from BLU-U(R) activities, and expectations concerning new dermatology and internal research and development programs and/or other potential uses for its funds. Such risks and uncertainties include, but are not limited to, development and maintenance of a market by DUSA's dermatology marketing partner, competitive products, reimbursement by third-party payors, scientific risks associated with drug and device development programs, regulatory risks, and other risks identified in DUSA's SEC filings from time to time.

ITEM 7. FINANCIAL STATEMENTS AND OTHER EXHIBITS.

         (c) Exhibits.

         [99] Press Release dated December 21, 2000.


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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          DUSA PHARMACEUTICALS, INC.

Dated: December 21, 2000                  By: /s/ D. Geoffrey Shulman
       -----------------                      -----------------------
                                              D. Geoffrey Shulman, MD, FRCPC
                                              President, Chief Executive Officer